                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Tele-Communications, Inc.


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57409, 33-57469, 33-57177 and 33-57399) on Form S-3, the
Registration Statements (Nos. 33-54263, 33-57405 and 33-56135) on Form S-4, and the Registration Statements (Nos. 33-54263 and 33-57635) on Form S-8 of Tele-Communications, Inc. and the Registration Statement (No. 33-44532) on Form S-8 of TCI Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, which reports appear in the December 31, 1994 annual report on Form 10-K of Tele-Communications, Inc. and TCI Communications, Inc. Our reports refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities", in 1994.




                                       /s/ KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP


Denver, Colorado
May 1, 1995